UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2023

                          SecureTech Innovations, Inc.

 (Exact name of registrant as specified in its charter)

Wyoming	000-55927	82-0972782
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

           2355 Highway 36 West, Suite 400, Roseville, MN  55113

 (Address of principal executive offices and zip code)

                                    (651) 317-8990

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCTH	OTC Pink Tier

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Forward-Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions identify forward-looking statements as they relate to our business or our management. Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations, and results of operations, and other relevant aspects of our business. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 3.02	Unregistered Sales of Equity Securities

On May 31, 2023, SecureTech Innovations, Inc. (“SecureTech”) entered into a Share Exchange Agreement whereby twenty-five million shares of SecureTech’s common stock, $0.001 par value, was tendered in exchange for two-thousand five hundred (2,500) newly issued shares of Series A Preferred Stock, $0.001 par value.

As of June 2, 2023, SecureTech had 86,850,513 shares of its common stock issued and outstanding and 2,500 shares of its Series A Preferred Stock issued and outstanding.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 31, 2023, SecureTech’s Board of Directors authorized and designated a new class of preferred stock (“Series A Preferred Stock”) with the following designations, powers, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, pursuant to their authority granted under Article VI of SecureTech's Articles of Incorporation and in accordance with the provisions of Section 17-16-602 of the Wyoming Business Corporation Act:

Designation and Amount

This class of preferred stock shall be designated Series A Preferred Stock (“Preferred Stock”), $0.001 par value.  The Corporation’s Board of Directors may issue up to two-hundred fifty thousand (250,000) shares of this Preferred Stock.

Rank	The Preferred Stock shall rank superior to the Corporation’s common stock and all other classes, including currently outstanding or future preferred stock designations.

Dividends

The Preferred Stock is eligible for all legal dividends as may be approved by the Corporation’s Board of Directors.  If a dividend is declared across multiple classes of stock, the amount of any dividend to be received by holders of the Preferred Stock shall be calculated on a fully diluted, pro-rata basis with the other classes of stock participating in said dividend.

Voting Rights

Holders of the Preferred Stock shall have the right to vote on all matters with holders of common stock (and other eligible classes of preferred stock, if any) by aggregating votes into one (1) voting class of stock.  Each share of Preferred Stock shall have ten thousand (10,000) votes for any election or other voting matter placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting.  Holders of the Preferred Stock may not cumulate their votes in any voting matter.

Redemption by Corporation

After a minimum period of one (1) year from the date of issue the Corporation may, at its sole discretion, redeem some or all of the Preferred Stock in either cash (the then market value), the Corporation’s common stock at a fixed ratio of ten thousand (10,000) shares of common stock for each share of Preferred Stock redeemed, or a combination thereof.

As of June 2, 2023, SecureTech had 2,500 shares of Series A Preferred Stock issued and outstanding.

A copy of the Certificate of Designation of Series A Preferred Stock is filed herewith as Exhibit 3.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.4	Certificate of Designation of Series A Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2023	By:	SECURETECH INNOVATIONS, INC. /s/ Kao Lee
President, Chief Executive Officer, Principal Executive Officer, and Director